Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Coherent, Inc. and subsidiaries (collectively, the “Company”) and the effectiveness of the Company’s internal control over financial reporting dated November 30, 2011 appearing in the Annual Report on Form 10-K of the Company for the year ended October 1, 2011.

/s/ Deloitte & Touche LLP
San Jose, California
June 12, 2012